AMENDMENT TO

SCHEDULE A

ADVISORY FEE WAIVER AGREEMENT

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to the Advisory Fee Waiver Agreement.

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Lincoln Nasdaq-100 Fund	0.23%	First $50M	May 1, 2025	April 30, 2026
	0.00%	Over $50M

Lincoln Hedged S&P 500 Conservative Fund	0.12%	All Fund assets	May 1, 2025	April 30, 2026

Lincoln Hedged S&P 500 Fund	0.12%	All Fund assets	May 1, 2025	April 30, 2026

LVIP AllianceBernstein Large Cap Growth Fund	0.065%	All Fund assets	May 1, 2025	April 30, 2026

LVIP American Balanced Allocation Fund	0.04%	All Fund assets	May 1, 2025	April 30, 2026

LVIP American Century Select Mid Cap Managed Volatility Fund	0.030%	All Fund assets	May 1, 2025	April 30, 2026

LVIP American Growth Allocation Fund	0.035%	All Fund assets	May 1, 2025	April 30, 2026

LVIP American Income Allocation Fund	0.04%	All Fund assets	May 1, 2025	April 30, 2026

LVIP American Preservation Fund	0.07%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Baron Growth Opportunities Fund	0.11%	Up to $250M	May 1, 2025	April 30, 2026
	0.16%	$250M - $500M
	0.21%	$500M - $700M
	0.22%	$700M - $750M
	0.27%	Over $750M

LVIP BlackRock Dividend Value Managed Volatility Fund	0.125%	First $750M Over	May 1, 2025	August 30, 2027
	0.160%	$750M

LVIP BlackRock Equity Dividend Fund	0.020%	All Fund assets	May 1, 2025	April 30, 2026

LVIP BlackRock Global Allocation Managed Risk Fund*	0.075%	All Fund assets	May 1, 2025	April 30, 2026

LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2025	April 30, 2026

LVIP BlackRock Real Estate Fund	0.02%	First $250M	May 1, 2025	April 30, 2026
	0.01%	$250M - $750M
	0.00%	Over 750M

LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2025	April 30, 2026

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Blended Large Cap Growth Managed Volatility Fund	0.165%	First $100M	May 1, 2025	April 30, 2026
	0.115%	Next $400M
	0.11%	Next $ 1.5B
	0.095%	Over $ 2B

LVIP Blended Mid Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2025	April 30, 2026

LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund	0.035%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Dimensional U.S. Core Equity 1 Fund	0.01%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Dimensional U.S. Equity Managed Volatility Fund	0.005%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund*	0.625%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Fidelity Institutional AM® Total Bond Fund	0.030%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Franklin Templeton Global Equity Managed Volatility Fund	0.01%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund	0.065%	Up to $50M	May 1, 2025	April 30, 2026
	0.025%	$50M - $100M
	0.005%	$100M - $500M

LVIP Franklin Templeton Multi-Factor International Equity Fund	0.07%	Up to $50M	May 1, 2025	April 30, 2026
	0.01%	$50M - $500M

LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund	0.08%	Up to $50M	May 1, 2025	April 30, 2026
	0.015%	$50M - $500M

LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund	0.065%	Up to $50M	May 1, 2025	April 30, 2026

LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Global Conservative Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Global Growth Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2025	April 30, 2026

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Global Moderate Allocation Managed Risk Fund	0.015%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Government Money Market Fund	0.00%	First $500M	May 1, 2025	April 30, 2026
	0.01%	Next $500M
	0.02%	Over $1B

LVIP JPMorgan High Yield Fund	0.00%	First $150M	May 1, 2025	April 30, 2026
	0.05%	Over $150M

LVIP JPMorgan Retirement Income Fund	0.45%	All Fund assets	May 1, 2025	April 30, 2026

LVIP JPMorgan Select Mid Cap Managed Volatility Fund	0.015%	All Fund assets	May 1, 2025	April 30, 2026

LVIP JPMorgan Short Duration Bond Fund	0.06%	All Fund assets	May 1, 2025	April 30, 2026

LVIP MFS International Growth Fund	0.11%	First $400M	May 1, 2025	April 30, 2026
	0.10%	Over $400M

LVIP MFS Value Fund	0.04%	All fund assets	May 1, 2025	April 30, 2026

LVIP Macquarie Diversified Floating Rate Fund	0.03%	First $2B	May 1, 2025	April 30, 2026
	0.05%	Over $2B

LVIP Mondrian Global Income Fund	0.1025%	First $350M	May 1, 2025	April 30, 2026
	0.1125%	$350M to $525M
	0.1225%	$525M to $700M
	0.1375%	Over $700M

LVIP Mondrian International Value Fund	0.015%	First $1B	May 1, 2025	April 30, 2026
	0.010%	Over $1B

LVIP Multi-Manager International Equity Managed Volatility Fund *	0.665%	All Fund assets	May 1, 2025	April 30, 2026

LVIP PIMCO Low Duration Bond Fund	0.050%	First $500M	May 1, 2025	April 30, 2026
	0.075%	Over $500M

LVIP SSGA Bond Index Fund	0.08%	First $500M	May 1, 2025	April 30, 2026
	0.122%	Next $1.5B
	0.152%	Next $500M
	0.157%	Next $2.5B
	0.162%	Over $5.0B

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.10%	All Fund assets	May 1, 2025	April 30, 2026

LVIP SSGA International Index Fund	0.097%	Up to $1B	May 1, 2025	April 30, 2026
	0.145%	Over $1B

LVIP SSGA International Managed Volatility Fund	0.005%	All Fund assets	May 1, 2025	April 30, 2026

LVIP SSGA Large Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2025	April 30, 2026

LVIP SSGA Mid Cap Index Fund	0.005%	Up to $1.5B	May 1, 2025	April 30, 2026
	0.010%	Over $1.5B

LVIP SSGA S&P 500 Index Fund	0.002%	Up to $1B	May 1, 2025	April 30, 2026

LVIP SSGA Small-Cap Index Fund	0.005%	Up to $500M	May 1, 2025	April 30, 2026
	0.010%	Next $1B
	0.015%	Over $1.5B

LVIP SSGA SMID Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2025	April 30, 2026

LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	May 1, 2025	April 30, 2026

LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.015%	All Fund assets	May 1, 2025	April 30, 2026

LVIP U.S. Growth Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	May 1, 2025	April 30, 2026

LVIP Wellington SMID Cap Value Fund	0.115%	First $100M	May 1, 2025	April 30, 2026
	0.075%	Over $100M

*	The Waiver Amount shall renew automatically for one-year terms unless the Trust and LFI mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this Amendment to be signed by their duly authorized officers as of June 18, 2025, and effective in accordance with the dates noted above.

LINCOLN FINANCIAL INVESTMENTS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By: /s/ Benjamin A. Richer	By: /s/ James Hoffmayer
Name: Benjamin A. Richer	Name: James Hoffmayer
Title: Senior Vice President	Title: Vice President & Chief Accounting Officer